For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at the William Blair & Company’s 28th Annual Growth Stock Conference

CHICAGO June 12, 2008 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced its management team is scheduled to deliver a presentation at William Blair & Company’s 28th Annual Growth Stock Conference in Chicago on June 18, 2008, at 10:30 a.m. Central Time.

A live webcast of the presentation will be available at the following address: http://www.wsw.com/webcast/blair13/pvtb/. Investors may also access the webcast of the presentation at the company’s website at http://www.pvtb.com during the conference and for 30 days following the conference.

Listeners should go to the website at least 15 minutes before the event to download and install any necessary audio software.  There is no charge to access the event.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 22 offices in nine states and more than $6 billion in assets as of March 31, 2008. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families. To learn more, visit us at www.theprivatebank.com.

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